EXHIBIT 10(b)

AMENDMENT TO THE VULCAN MATERIALS COMPANY UNFUNDED SUPPLEMENTAL BENEFIT PLAN FOR

SALARIED EMPLOYEES

The Vulcan Materials Company Unfunded Supplemental Benefit Plan for Salaried Employees, effective January 1, 2005, is hereby clarified by adding the following section 6.5:

6.5    Special Calculation.   The Supplemental Retirement Benefit of Donald James (or, for purposes of Section 6.2(b), his spouse) (“Mr. James’ Benefit”) is limited under this Section 6.5 as follows. On and after the date on which Mr. James attains forty (40) years of “Benefit Service” under the Retirement Plan, taking into account service credited under the Supplemental Executive Retirement Agreement (dated September 28, 2001, and as amended) (the “Service Cap”), the service used to determine Mr. James’ Benefit shall be frozen. Accordingly, after meeting the Service Cap, Mr. James’ Benefit shall be determined based on the amount service credited under this Plan at the time the Service Cap is met; however, Mr. James’ Benefit shall continue to be adjusted thereafter by all other applicable factors, such as changes in this compensation and changes in the benefits provided by the Retirement Plan.

VULCAN MATERIALS COMPANY

By: /s/ Philip J. Carroll, Jr.
Philip J. Carroll, Jr. Chairman of the Compensation Committee

AGREED:

/s/ Donald M. James

Donald M. James

Participant

Exhibit 10(b)